STATE OF NEVADA

BARBARA K. CEGAVSKE

Commercial  Recordings  Division

Secretary  of  State

202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

KIMBERLEY PERONDI

•

North Las Vegas City Hall

Deputy  Secretary  for

2250 Las Vegas Blvd North, Suite 400

OFFICE OF THE

Commercial  Recordings

North Las Vegas, NV 89030

SECRETARY OF STATE

Telephone (702) 486-2880

Fax (702) 486-2888

Certified Copy

3/6/2020 8:56:38 AM

Work Order Number:

W2020030600274

Reference Number:

20200526871

Through Date:

3/6/2020 8:56:38 AM

Corporate Name:

PARALLAX HEALTH SCIENCES,

INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the

Secretary  of  State’s Office, Commercial Recordings Division listed on the attached report.

Document Number

Description

Number of Pages

20200526867

Amendment After Issuance of Stock

4

Respectfully,

BARBARA K. CEGAVSKE

Nevada Secretary of State

Certified  By: Ashley Pion

Certificate  Number: B20200306634925

You  may  verify  this  certificate

online  at  http://www.nvsos.gov

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

PARALLAX HEALTH SCIENCES, INC.

Entity or Nevada Business Identification Number (NVID): E0427292005-7

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60.24%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 03/05/2020 Time: 5:00PM (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) SEE ATTACHED CERTIFICATE OF AMENDMENT (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] SECRETARY Signature of Officer or Authorized Signer Title X ________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PARALLAX HEALTH SCIENCES, INC.

(A Nevada Corporation)

Parallax  Health  Sciences,  Inc.  (hereinafter  called  the  “Corporation”),  a  corporation  organized  and existing under the laws of the state of Nevada, does hereby certify as follows:

FIRST:  A  resolution  was  duly  adopted  by  the  Board  of  Directors  of  the  Corporation  pursuant  to

Sections 78.2055 of the Nevada Revised Statutes (“NRS”) setting forth an amendment to the Amended and

Restated  Articles  of  Incorporation  of  the  Corporation  and  declaring  said  amendment  to  be  advisable.  The stockholders  of  the  Corporation  duly  approved  and  adopted  said  proposed  amendment  at  a  meeting  of stockholders in accordance with NRS 78.320. The resolution setting forth the amendment is as follows:

RESOLVED,  that  Article  6  of  the  Amended  and  Restated  Articles  of  Incorporation  of  the

Corporation is hereby amended to insert the following Section 6.1(a) immediately following Section 6.1:

“6.1(a):    Reverse  Stock  Split.   Upon  the  effective  time  of  this  Certificate  of  Amendment  to  the

Amended and Restated Articles of Incorporation (this “Certificate of Amendment”) with the Nevada Secretary of State (the “Effective Time”),  a one-for-ten  1  reverse stock split of  the  Corporation’s  Common  Stock,  $0.001  par  value  per  share  (the  “Stock”),  shall

become effective, pursuant to which every ten   shares of Stock outstanding and held of

record  by  each  stockholder  of  the  Corporation  (including  treasury  shares)  immediately prior  to  the  Effective  Time  shall  be  reclassified  and  combined  into  one  validly  issued,

fully paid and nonassessable share of Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Stock from and after  the  Effective  Time  (such  reclassification  and  combination  of  shares,  the  “Reverse

Stock Split”). The par value of the Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Stock shall be issued as a result of the Reverse

Stock  Split  and,  in  lieu  thereof,  upon  surrender  after  the  Effective  Time  of  a  certificate or book entry position which formerly represented shares of Stock that were issued and outstanding  immediately  prior  to  the  Effective  Time,  any  person  who  would  otherwise be entitled to a fractional share of Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Stock to which such holder would otherwise be entitled multiplied by the closing price  per  share  of  the  Stock  on  the  OTCQB  Market  at  the  close  of  business  on  the  date of the Effective Time, excluding fractional shares resulting in a cash payment of less than

$1.00, which will be forfeit.

Each  stock  certificate  or  book  entry  position  that,  immediately  prior  to  the  Effective

Time, represented shares of Stock that were issued and outstanding immediately prior to the  Effective  Time  shall,  from  and  after  the  Effective  Time,  automatically  and  without the necessity of presenting the same for exchange, represent that number of whole shares of  Stock  after  the  Effective  Time  into  which  the  shares  formerly  represented  by  such certificate  or  book  entry  position  have  been  reclassified  (as  well  as  the  right  to  receive cash  in  lieu  of  fractional  shares  of  Stock  after  the  Effective  Time);  provided,  however,

1 Shall be a number greater than five and equal to or lesser than ten and shall include not more than four decimal digits.

that  each  person  of  record  holding  a  certificate  or  book  entry  position  that  represented shares of Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of Stock after  the  Effective  Time  into  which  the  shares  of  Stock  formerly  represented  by  such certificate or book entry position shall have been reclassified.

This Reverse Stock Split shall have no effect on the total number of shares of all classes of stock for which the Corporation has authority to issue, as set forth in Section 6.1.”

SECOND: This Certificate of Amendment shall be effective at 5:00 p.m., Pacific Time, on March

5, 2020.

IN WITNESS WHEREOF, the Corporation has hereunto set its hands this 5th day of  March, 2020,

hereby declaring and certifying that the facts stated hereinabove are true.

PARALLAX HEALTH SCIENCES, INC.

By:

Paul R. Arena

Its:

Chief Executive Officer and President